UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2022
Date of Report (date of earliest event reported)
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First Watch Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40866 (Commission File Number)	82-4271369 (I.R.S. Employer Identification Number)
8725 Pendery Place, Suite 201, Bradenton, FL 34201
(Address of principal executive offices and zip code)
(941) 907-9800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	FWRG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 17, 2022, First Watch Restaurant Group, Inc. (the “Company”) announced that, as previously disclosed, Kenneth L. Pendery, Jr., Chairman Emeritus of the Company, will retire from his role as Chairman Emeritus and as a director of the Company on September 1, 2022. Mr. Pendery’s retirement is in accordance with the letter agreement he entered into with the Company on February 1, 2021, which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2021, filed with the Securities and Exchange Commission on March 23, 2022. A copy of the Company’s press release issued on August 17, 2022 announcing the retirement of Mr. Pendery is filed as an exhibit to this report.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description
99.1	Press Release of First Watch Restaurant Group, Inc. dated August 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Watch Restaurant Group, Inc. (Registrant)

Date: August 18, 2022	By:	/s/ Jay Wolszczak
	Name:	Jay Wolszczak
	Title:	Chief Legal Officer, General Counsel and Secretary